                                           ***TEXT OMITTED AND FILED SEPARATELY
                                               CONFIDENTIAL TREATMENT REQUESTED
                                         UNDER 17 C.F.R. SECTIONS 200.80(B)(4),
                                                           200.83 AND 240.24B-2




                                 CIMA LABS INC.

                   DEVELOPMENT AND LICENSE OPTION AGREEMENT

                                     WITH

                       NOVARTIS CONSUMER HEALTH, INC.


     THIS DEVELOPMENT AND LICENSE OPTION AGREEMENT (the "Agreement") is entered into by and between CIMA LABS INC., a Delaware corporation ("CIMA") and Novartis Consumer Health, Inc., a Delaware corporation ("Novartis"), on this 18th day of November, 1997 (the "EFFECTIVE DATE").

                                   RECITALS

     WHEREAS, CIMA owns or has rights to certain patented oral drug-delivery technology referred to as ORASOLV-Registered Trademark-, which has applications in the field of pharmaceutical product formulation; and

     WHEREAS, Novartis has substantial expertise and experience in the development, commercialization and marketing of human pharmaceutical products; and

     WHEREAS, the parties desire to explore the possibility of entering into future agreements regarding the development and commercialization of Orasolv-Registered Trademark- formulations of a certain pharmaceutical product for sale [...***...] markets in [...***...]; and

     WHEREAS, Novartis wishes to sponsor the development by CIMA of a prototype of a certain pharmaceutical product formulation for Novartis' evaluation, subject to the granting by CIMA to Novartis of an option to enter into a license agreement with CIMA on terms further described herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 "AFFILIATE" shall mean any entity which directly or indirectly Owns, is Owned by or is under common Ownership with, a party to this Agreement, where Own or Ownership means direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.

     1.2 "ACTIVE INGREDIENT" shall mean compounds useful for the treatment of [...***...], including [...***...] in combination with any of the foregoing.

     1.3 "DEVELOPMENT PLAN" shall mean the initial plan set forth on Exhibit A for the development of the Prototypes, as may be amended from time to time.

     1.4 "FIELD" shall mean [...***...] approved for [...***...] as of the Effective Date, for the treatment of [...***...] or conditions and having as active ingredients only the Active Ingredients, in any formulation or dosage.

     1.5  "OPTION" shall have the meaning assigned thereto in Section 3.1.

     1.6 "ORASOLV-Registered Trademark- TECHNOLOGY" shall mean CIMA's effervescent, fast-dissolving, oral drug-delivery tablet technology, which technology includes, to the extent applicable to the formulation of a product, the active ingredients of which are Active Ingredients, (i) the inventions disclosed in patents and patent applications owned, controlled or licensed (with the right to sublicense) by CIMA during the term of this Agreement, including but not limited to those listed on Exhibit B, and (ii) all know-how, technology, trade secrets, data, processes and methods, or other information owned, controlled or licensed (with the right to sublicense) by CIMA during the term of this Agreement.

     1.7 [...***...] shall mean suitable for, and specifically labeled, packaged, marketed or indicated for, [...***...].

     1.8 "PRODUCT" shall mean the pharmaceutical products which are formulated using OraSolv-Registered Trademark- technology [...***...] and which contain, as their only active ingredients, any of the Active Ingredients, PROVIDED THAT as of the Effective Date, all such active ingredients are approved by the appropriate regulatory agency for sale [...***...] in the relevant country of the Territory.

     1.9 "PROTOTYPES" shall mean the prototype of each Product containing the active ingredients set forth on Exhibit D, to be developed by CIMA pursuant to the Development Plan and in accordance with the general specifications set forth on Exhibit C and any further specifications agreed to by the parties.

     1.10 "RESULTS" shall mean information, data and results obtained or developed from conduct of evaluations under this Agreement relating to the Prototypes.

     1.11 "TERRITORY" shall mean [...***...].

                                  ARTICLE 2
                           PROTOTYPE DEVELOPMENT

     2.1 DEVELOPMENT SCHEDULE. During the term of this Agreement CIMA will continue with development of the Prototypes delineated in the Development Plan and shall use commercially responsible best efforts to meet the deadlines specified in the Development Plan. CIMA will develop the Prototypes in such flavors as are determined by mutual agreement of the parties consistent with the criteria set forth in Exhibit C.

CIMA and Novartis each acknowledge and agree that the Development Plan is expected to be completed by [...***...]. To that end, during the implementation of the Development Plan, Novartis agrees to evaluate promptly each iteration of each Prototype and/or report of results delivered by CIMA and respond to CIMA as agreed upon in the Development Plan. Novartis' response will indicate the acceptability of such proposed Prototype and/or the need, if any, for modification of the specifications in light of the results of Novartis' evaluation.

     2.2 DEVELOPMENT FEES. In consideration for CIMA's development and production of the Prototypes in accordance with this Agreement, Novartis shall make non-refundable payments to CIMA as specified in the Development Plan. Such payments will be made [...***...] from CIMA.

                                   ARTICLE 3
                         OPTION; EXCLUSIVITY; LICENSE

     3.1  OPTION.  Effective upon delivery of the Option Fee described in
Section 3.3 below, CIMA hereby grants to Novartis an option to enter into [...***...] to utilize the OraSolv-Registered Trademark- Technology for the development, marketing, distribution and sale of the Product in the Territory (the "OPTION"). The term of such Option shall extend from the Effective Date until [...***...]. Novartis may exercise the Option by (i) providing CIMA with written notice thereof, and (ii) negotiating and entering into a mutually agreed upon license agreement with CIMA (the "License Agreement") prior to the end of the Option term, PROVIDED, HOWEVER, that if Novartis does not exercise the Option, it shall pay to CIMA [...***...] as set forth in
Section 3.4, unless any of the events set forth in Section 4.2.3 occur. If Novartis fails to enter into the License Agreement by the end of the Option term [...***...], on any terms CIMA may, in its sole discretion, deem appropriate.

     3.2 [...***...]. In consideration for the Option Fee, CIMA hereby agrees that from the Effective Date until [...***...], CIMA [...***...] of the Products in the Field and in the Territory.

     3.3  OPTION FEE.  In consideration for the [...***...] set forth in
Section 3.2, the Option granted in Section 3.1 and the rights granted in
Section 3.5, Novartis shall pay to CIMA the sum of [...***...] (the "OPTION FEE") on the Effective Date. The total Option Fee payable hereunder shall be creditable against any upfront license fee or milestone payments payable to CIMA upon execution and during the course of the License Agreement.

     3.4 OPTION WAIVER BUYOUT. If Novartis fails to exercise its Option and the cause for such failure is other than the events set forth in Section 4.2.3, Novartis shall pay to CIMA the sum [...***...] upon the earlier of notification to CIMA that Novartis will not exercise the

Option or termination of this Agreement, but in any event no later than the expiration date of the Option Term.

     3.5 [...***...]. For the period from the Effective Date until the expiration or termination of the Option term set forth in Section 3.1, CIMA hereby grants to Novartis [...***...] which contain as an active ingredient a compound approved for sale [...***...] after the Effective Date (the [...***...]). For the same period, CIMA hereby grants to Novartis [...***...] , PROVIDED THAT the [...***...] shall only be [...***...].

          3.5.1 EXERCISE OF [...***...]. If during the term of the [...***...] CIMA decides to [...***...], which product contains as an active ingredient a compound approved for sale [...***...] after the Effective Date, CIMA will notify Novartis in writing of such decision. Novartis shall [...***...] within [...***...] from CIMA (whether or not the Option Term has expired), and [...***...] if accepted by CIMA within [...***...]. CIMA may [...***...] in its discretion. If CIMA elects to [...***...], the rights to be acquired by Novartis shall be incorporated in the License Agreement on terms agreeable to both parties.

          3.5.2 EXERCISE OF [...***...]. If during the term of the [...***...] CIMA receives [...***...] the Products in the Field in [...***...] , CIMA shall [...***...]. Novartis shall [...***...] set forth in Section
3.1 (but where such date is less than [...***...], Novartis shall [...***...] to consider [...***...] and may [...***...] in its discretion. Upon the expiration of the [...***...]. If Novartis [...***...], the rights to be acquired by Novartis shall be incorporated in the License Agreement on terms agreeable to both parties and consistent [...***...].

     3.6 COMMERCIALIZATION AND SUPPLY AGREEMENT. Simultaneously with the execution of the License Agreement, the parties shall enter into a commercialization and supply agreement on mutually agreeable terms pursuant to which CIMA shall [...***...]. Such agreement shall also set forth the obligations of CIMA with respect to finalization of development, scale-up and validation of the Product.

     3.7 FACILITIES VISITS. During the term of this Agreement, CIMA shall allow personnel of Novartis, at Novartis' expense, to visit the manufacturing and research facilities of CIMA and to consult with CIMA personnel, at mutually agreeable times, to discuss and review the development of the Product.

     3.8 MARKET RESEARCH REPORT. Novartis shall provide to CIMA, at CIMA's request, a copy of Novartis' final summary market research report relating to market research testing of the Prototypes. CIMA acknowledges that this report is Confidential Information and shall be governed by the confidentiality provisions of Section 4.3.

                                  ARTICLE 4
                             GENERAL PROVISIONS

     4.1 LIMITATIONS ON USE. CIMA and Novartis each agree that it shall use the Prototypes, and the Confidential Information (as defined in Section 4.3.1) of the other, solely for the purposes specified in this Agreement and for no other purpose, including without limitation, use of the Prototypes in any research or commercial activities other than those which relate directly to the purposes specified herein. Each party's permitted use of the Prototypes shall be in compliance with all applicable laws and regulations. Upon expiration or termination of the Agreement, Novartis shall destroy, as directed by CIMA, all unused quantities of the Prototypes, and that CIMA shall be permitted to retain reasonable quantities of the Prototypes for CIMA's internal use, and shall be permitted to retain archive copies of any and all Results. Novartis shall not sell, transfer, disclose or otherwise provide access to the Prototypes or the Results, any method or process relating thereto or any material that could not have been made but for access to the foregoing, to any person or entity without the prior expressed written consent of CIMA, except that Novartis may allow access to the Prototypes and the Results to employees, subcontractors or agents during the term of, and solely for purposes consistent with, this Agreement. Novartis will make diligent efforts to ensure that such employees, agents and subcontractors will use the Prototypes and the Results in a manner consistent with the terms of this Agreement.

     4.2  TERM AND TERMINATION.

          4.2.1     TERM.  Unless sooner terminated in accordance with
Section 4.2.2 or 4.2.3 below, this Agreement shall expire upon the expiration or termination of the Option.

          4.2.2 TERMINATION BY CIMA. CIMA may terminate this Agreement upon [...***...] written notice to Novartis in the event Novartis commits a material breach of a provision of this Agreement and fails to cure such breach prior to the end of such [...***...].

          4.2.3 TERMINATION BY NOVARTIS. Novartis shall have the right to terminate this Agreement prior to exercise of the Option in the event

               (i) CIMA commits a material breach of a provision of this Agreement and fails to cure such breach prior to the end of such [...***...] days' written notice to CIMA;

               (ii)      the [...***...] set forth on Exhibit E;

               (iii) Novartis notifies CIMA, within [...***...] of the Effective Date, of a [...***...] (other than patents which CIMA owns or to which CIMA has the right to grant licenses, and the patents set forth on
Schedule 1) which would be [...***...] and CIMA fails, prior to the expiration of the Option, [...***...] the Product, (b) obtain for Novartis [...***...] the Product, or (c) take other steps which cause Novartis to withdraw its notice to CIMA;

               (iv) the parties do not agree upon [...***...] of the Product, [...***...] to be incorporated in the License Agreement or [...***...] to be incorporated in the Supply Agreement.

          4.2.4 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement pursuant to Sections 4.2.1, 4.2.2, or 4.2.3 above, (i) Novartis shall [...***...] of the Option Fee, and (ii) CIMA shall [...***...] of Products. Nothing in this Agreement shall be construed to relieve either party of any obligations incurred by it hereunder prior to the effective date of termination hereof. This Article 4 shall survive any termination or expiration of this Agreement.

     4.3 CONFIDENTIALITY. Each of the parties shall be bound by the following terms and conditions:

          4.3.1 Subject to the limitations set forth in Section 4.3.2 below, all information disclosed to the other party and identified by the disclosing party as confidential shall be deemed "CONFIDENTIAL INFORMATION" of the disclosing party. In particular, Confidential Information shall be deemed to include, but not be limited to, the Prototypes and any documentation relating thereto, the Results, any patent application or drawing or potential patent claim the subject matter of which is directly or indirectly derived from information disclosed hereunder, any trade secret, information, invention, idea, samples, process, method, procedures, formulations, packaging designs and materials, test data relating to any research project, work in process, future development, engineering, manufacturing, regulatory, marketing, servicing, financing, or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, clients, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

          4.3.2 The term "Confidential Information" shall not be deemed to include information which (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (ii) is known by the receiving party at the time of receiving such information, as evidenced by its records; (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (iv) is independently developed by the receiving party without use of Confidential Information of the other party; (v) is the subject of a written permission to disclose provided by the disclosing party
(vi) is required to be disclosed by law; or (vii) is required to be disclosed to establish rights or enforce obligations under this Agreement, but only to the extent such disclosure is necessary.

          4.3.3 During the term of this Agreement and for a period of [...***...] after termination hereof ([...***...] with respect to information pertaining to manufacturing processes and know-how), each party shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any third party or use any Confidential Information for any unauthorized purpose. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. Each party hereby agrees that it will not in any way attempt to obtain, either directly or indirectly, any information regarding any Confidential Information from any third party who has been employed by, provided consulting services to, or received in confidence information from, the other party.

          4.3.4 The parties under this Agreement shall advise their employees who might have access to Confidential Information of the confidential nature thereof and agree that their employees and agents shall be bound by the terms of this Agreement. No Confidential Information shall be disclosed to any employee who does not have a need for such information.

     4.4 OWNERSHIP. Title and ownership rights in the OraSolv-Registered Trademark- Technology and other Confidential Information of CIMA shall remain at all times with CIMA. Novartis acknowledges that the OraSolv-Registered Trademark- Technology and such Confidential Information shall remain the sole property of CIMA and Novartis will acquire no title thereto as a result of this Agreement. Title and ownership rights in the Prototypes and Results and Confidential Information of Novartis shall remain at all times with Novartis, PROVIDED, HOWEVER that if for any reason Novartis does not exercise its Option under Section 3.1, title and ownership rights in the Prototypes and Results shall revert to CIMA, except that if Novartis does not exercise its Option under Section 3.1 because it has instead exercised its rights under
Section 4.2.3(i), CIMA shall not own any Results comprised of [...***...] by Novartis or by a third party on behalf of Novartis, and CIMA [...***...]. CIMA acknowledges that Novartis' Confidential Information shall remain the sole property of Novartis and CIMA will acquire no title thereto as a result of this Agreement. Nothing in this Agreement shall be construed as conferring on either party an expressed or implied license or option to license any disclosed Confidential Information, technology, or any patent or patent application except as expressly provided herein.

     4.5  REPRESENTATIONS AND WARRANTIES.

4.5.1 CIMA WARRANTS THAT DEVELOPMENT AND PILOT-SCALE MANUFACTURE BY CIMA OF THE PROTOTYPE SHALL BE CONDUCTED IN A WORKMANLIKE MANNER AND, WHERE PROVIDED HEREIN, IN ACCORDANCE WITH (A) CURRENT GOOD MANUFACTURING PRACTICES PROMULGATED BY THE U.S. FDA AND ALL OTHER APPLICABLE LAWS AND REGULATIONS,
(B) PRODUCT SPECIFICATIONS FOR THE PROTOTYPES AS SHALL BE MUTUALLY AGREED UPON BY THE PARTIES. CIMA FURTHER WARRANTS THAT THE PROTOTYPES SHALL NOT BE ADULTERATED OR MISBRANDED WITHIN THE MEANING OF THE U.S. FOOD, DRUG AND COSMETIC ACT AND THE REGULATIONS PROMULGATED THEREUNDER. EXCEPT AS SET FORTH ABOVE, THE PROTOTYPES ARE BEING SUPPLIED TO NOVARTIS WITH NO WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT IT IS FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE, OF ANY PATENT OR OTHER PROPRIETARY RIGHTS OF SUCH PARTY.

          4.5.2     CIMA represents and warrants that:

               (i) CIMA is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers and authorities herein granted.

               (ii) The execution, delivery and performance of this Agreement do not conflict with, violate or breach any agreement to which CIMA is a party, or CIMA's Certificate of Incorporation or Bylaws.

               (iii) This Agreement has been duly executed and delivered by CIMA and is a legal, valid and binding obligation enforceable against CIMA in accordance with its terms.

               (iv) CIMA has the right, title and interest in and to the intellectual property which is the subject of this Agreement necessary to grant the rights granted hereunder. To the best of CIMA's knowledge having undertaken no investigation, the practice of the patents relating to the OraSolv-Registered Trademark- Technology does not infringe any valid patents or other proprietary rights of third parties.

          4.5.3     Novartis represents and warrants that:

               (i) Novartis is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers and authorities herein granted.

               (ii) The execution, delivery and performance of this Agreement do not conflict with, violate or breach any agreement to which Novartis is a party, or Novartis' Certificate of Incorporation or Bylaws.

               (iii) This Agreement has been duly executed and delivered by Novartis, and is a legal, valid and binding obligation enforceable against Novartis in accordance with its terms.

     4.6  INDEMNITY.

          4.6.1 CIMA agrees to and hereby does indemnify, defend and hold Novartis harmless from and against all claims, suits and proceedings, and all damages, losses, costs, recoveries and expenses, including reasonable legal expenses and costs (including attorneys' fees), which Novartis may incur, arising out of any third party claim of property damages or personal injury or death arising from CIMA's negligent or willful misconduct in its performance of this Agreement or any breach of a representation or warranty given herein by CIMA.

          4.6.2 Novartis agrees to and hereby does indemnify, defend and hold CIMA harmless from and against all claims, suits and proceedings, and all damages, losses, costs, recoveries and expenses, including reasonable legal expenses and costs (including attorneys' fees) which CIMA may incur, arising out of any third party claim relating to the products developed by CIMA for Novartis hereunder or any aspect of Novartis' performance of this Agreement, to the extent such liability results from the negligence or willful misconduct of Novartis, or any breach of a representation or warranty given herein by Novartis.

     4.7 INDEPENDENT CONTRACTORS. The parties shall perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement shall be construed to be inconsistent with such relationship or status. This agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

     4.8 PUBLICITY. Any public disclosure of this Agreement or of the activities or rights hereunder, including but not limited to press releases, shall be reviewed and consented to by each party prior to such disclosure; PROVIDED, HOWEVER, that either party may make such disclosures as may be required by law (including securities laws) without such consent. Any consent required hereunder shall not be untimely or unreasonably withheld by either party. Notwithstanding the foregoing, the parties consent to a press release announcing this Agreement, in the form attached hereto as Exhibit F

     4.9 FINAL AGREEMENT; AMENDMENTS. This Agreement sets forth the complete and final agreement of the parties and supersedes all prior and contemporaneous negotiations, understandings and agreements with respect to the subject matter hereof. No subsequent amendment or modification to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective officers of the parties hereto.

     4.10 ASSIGNMENT. Except as otherwise provided herein, neither this Agreement nor any interest hereunder will be assignable in part or in whole by any party without the prior written consent of the other; PROVIDED, HOWEVER, that either party may assign this Agreement to an Affiliate or any successor by merger or sale of substantially all of its business unit to which this Agreement relates without such consent. This Agreement will be binding upon the successors and permitted assigns of the parties and the name of a party appearing herein will be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment which is not in accordance with this Section 4.10 will be void.

     4.11 MISCELLANEOUS. This Agreement shall be governed by the laws of the State of Delaware. If any provision of this Agreement is found by a proper authority to be unenforceable, that provision shall be severed and the remainder of this Agreement will continue in full force and effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

     4.12 NOTICES. Any notices required or permitted hereunder shall be given in writing to the appropriate party at the address specified below or at such other address as the party shall specify in writing.

     IN WITNESS WHEREOF, the parties have by duly authorized persons, executed this Agreement, as of the date first written above.

CIMA LABS INC.                                    NOVARTIS CONSUMER HEALTH, INC.
10000 Valley View Road                            _____________________________
Eden Prairie, Minnesota 55344                     _____________________________
Tel: (612) 947-8700                               Tel:_________________________
FAX: (612) 947-8770                               FAX:_________________________



By: /s/  Jack Khattar                             By: /s/ Fred Huser
   ------------------------                          --------------------------
Name:  Jack Khattar                               Name:  Fred Huser
Title:  Vice President,                           Title:  President
Business Development

                                    EXHIBIT A

                                DEVELOPMENT PLAN*

                                                                                  Cost         Target Completion Dates


I.  Formulation Development                                                    [...***...]
    - Finalize Prototypes of [...***...]                                                             [...***...]
    - Analytical development and support, and [...***...]                                            [...***...]
II.  Scale-Up of Three Prototypes                                              [...***...]
    - GMP manufacturing of [...***...] for each Prototype [...***...]                                [...***...]
    - [...***...] under [...***...] per Prototype [...***...]                                        [...***...]
    - Delivery of samples for [...***...]                                                            [...***...]
III.  Full Scale Manufacturing                                                 [...***...]
    - GMP manufacturing of [...***...] formulation [...***...]                                       [...***...]
    - GMP manufacturing of [...***...] for each product [...***...]                                  [...***...]
    - [...***...] under [...***...] on the [...***...]                                               [...***...]
    - Delivery of [...***...]                                                                        [...***...]
IV. Validation/Commercialization                                               [...***...]
    - Manufacture of [...***....] per product:                                                       [...***...]
      1.      If saleable . . . . . . . . .
         [...***...]
      2.      If not saleable . . . . . [...***...]
-   Stability on above [...***...]  under
    [...***...] up to [...***...]

    --[...*** ...]
    --Subject to NCH [...***...]                                                                     [...***...]

-   Validation Testing and Documentation Costs for [...***...]                                       [...***...]


     *DOES NOT INCLUDE TOOLING

                                       EXHIBIT B

                            PATENTS AND PATENT APPLICATIONS


Country              Patent/Application No.               Filing/Issue Date
-------              ----------------------               -----------------

US                   [...***...]                           JANUARY 12, 1993



US                   [...***...]                               JULY 6, 1993



US                   [...***...]                             APRIL 21, 1994



US                   [...***...]                              APRIL 1, 1997



-----------------------------------------------------------------------------
CAN                  [...***...]                           FEBRUARY 26, 1992

-----------------------------------------------------------------------------

------------------------
(1) Issued Patents

(2) Pending Patent Applications

                                       EXHIBIT C

                               GENERAL SPECIFICATIONS

-    TABLET SIZE/SHAPE
     [...***...]

-    FLAVOR
     Tablet flavor(s) [...***...] based upon [...***...] and [...***...].

-    COLOR
     Tablet color(s) will [...***...].

-    TABLET DISINTEGRATION
     Targeted tablet disintegration [...***...] or less.

-    PACKAGING
     The tablet will be packaged in [...***...].

-    STABILITY
     Prototype development (implementation of the Development Plan) will include [...***...].

                                       EXHIBIT D

                                  PROTOTYPE ACTIVES



-    [...***...]

-    [...***...]

-    [...***...]

                                       EXHIBIT E

                                      [...***...]

---------------------------------------------------------------------------------------------------------
TEST DESIGN    [...***...]    PRODUCT        PRODUCT         PRODUCT           TOTAL       [...***...]
                              PROTOTYPE      PROTOTYPE       PROTOTYPE        PRODUCT
                              [...***...]    [...***...]     [...***...]     PROTOTYPE
---------------------------------------------------------------------------------------------------------

CELL                1              2              3              4              2+3+4             5

---------------------------------------------------------------------------------------------------------
DOSE           [...***...]    [...***...]    [...***...]     [...***...]                   [...***...]

---------------------------------------------------------------------------------------------------------
RESPON-        [...***...]    [...***...]    [...***...]     [...***...]                   [...***...]
DENTS
---------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------
OVERALL
LIKING

---------------------------------------------------------------------------------------------------------
TOP TWO BOX         A              B              C              D                E              F

---------------------------------------------------------------------------------------------------------


1. The [...***...] results are considered to be acceptable to Novartis in either of the following cases:

     -    [...***...]

     - [...***...] and not less than [...***...] and is higher than [...***...].

2. If the [...***...] results are acceptable, and either [...***...] with statistical significance at [...***...], then Novartis and CIMA will consider [...***...] the product type.

                                       EXHIBIT F

                                     PRESS RELEASE

FOR IMMEDIATE RELEASE:   Contact:  John M. Siebert, Ph.D
                                   President and Chief Executive Officer
                                   CIMA LABS INC.
                                   (612) 947-8700

                                   Keith P. Salenger
                                   Vice President and Chief Financial Officer
                                   CIMA LABS INC.
                                   (612) 947-8700

                          CIMA LABS INC. ANNOUNCES DEVELOPMENT &
                          LICENSE OPTION AGREEMENT WITH NOVARTIS

          NOVARTIS' PRODUCT TO BE COMBINED WITH ORASOLV-REGISTERED TRADEMARK-

Eden Prairie, MN, XXXXXXXXXX,XX, 1997 - CIMA LABS INC. (NASDAQ: CIMA) today announced the signing of a development and license option agreement pertaining to one of Novartis' currently marketed non-prescription products. In exchange for its development work and license option, CIMA will receive an option fee and development fees.

"Our partnership with Novartis combines one of their major non-prescription drugs with a second generation improved OraSolv-Registered Trademark- fast-dissolve dosage form," commented John M. Siebert, Ph.D., President and Chief Executive Officer of CIMA LABS INC. "This key milestone provides additional confirmation of the progress by CIMA and its efforts to further commercialize OraSolv-Registered Trademark-."

OraSolv-Registered Trademark- is a patented oral dosage form which incorporates microencapsulated drug ingredients into tablets that dissolve quickly in the mouth. OraSolv-Registered Trademark- is designed to improve taste acceptance, address difficulty of swallowing traditional tablets and capsules, while offering a convenient oral dosage form that can be taken anywhere and anytime, therefore increasing compliance.

CIMA LABS INC. is a drug delivery company that develops and manufactures products based upon its OraSolv-Registered Trademark- technology for marketing by multinational pharmaceutical companies to improve patient compliance and
drug efficacy.   CIMA was founded in 1986 and has been publicly held since July
1994. The Company's corporate headquarters and manufacturing facility is located in Eden Prairie, MN and its Research and Development facility is located in Brooklyn Park, MN.

                                  ###
                               SCHEDULE 1



1.   [...***...]